AUGMENT SYSTEMS
                                 2 Robbins Road
                         Westford, Massachusetts 01886


                                                                  August 3, 1998


Adolf Komorsky Hoffman & Associates, LTD
245 Saw Mill Road
Hawthorne, New York 10532


Gentlemen:

         The undersigned, Augment Systems, Inc., a Delaware corporation (the "Company"), proposes to issue to certain lenders (the "Lenders") (i) $1,500,000 of principal amount of 8% Convertible Promissary Notes (the"Notes") and (ii) five year warrants to purchase up to 750,000 shares of the Company's common stock $.01 par value per share ("common stock"), at an exercise price of $.40 per share (the "Warrants"). The notes and Warrants are collectively hereinafter referred to as the "Securities". The sale of Securities to the Lenders is hereinafter referred to as the "Bridge Financing".

         The Bridge Financing is governed by the terms and conditions of a certain Subscription Agreement ("Subscription Agreement"), Loan Agreement (the "Loan Agreement") and Notes acceptable to you and your counsel and shall be secured by certain collateral as set forth in a certain Security Agreement by and between the Company and the Lenders (the "Security Agreement"). The Loan Agreement, Notes and the Security Agreement are collectively referred to as the "Loan Documents". The Warrants will be in form acceptable to you and your counsel.

         The Company acknowledges that AKH is responsible for locating the Lenders who are purchasing Securities issued by the Company. This agreement sets forth, inter alia the compensation to be paid to AKH in connection with the Bridge Financing.

         1. Representations and Warranties of the Company. The Company hereby incorporates by reference all of the representations and warranties of the Company as set forth in Section 5 of the Subscription Agreement with the same force and effect as if specifically set forth herein, and such representations and warranties are made to induce AKH to enter into this Agreement and the transactions contemplated hereby.








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August 3, 1998
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2. CLOSING FEES

         (a) CLOSING. The closing of the purchase and sales of the Securities ("Closing") shall take place at the offices of AKH, or such mutually agreeable location, at a time and date agreed upon between AKH and the Company. At the Closing, payment for the Securities shall be made pursuant to the terms of the Subscription Agreement against delivery of the Notes and Warrants to AKH on behalf of the Lenders.

         (b) PROCEDURES AT CLOSING. At the Closing, the Company shall provide AKH with copies of all closing documentation provided to the parties including, but not limited to, officer certificates and an executed opinion of Company counsel, dated the Closing Date.

         (c) PLACEMENT FEE AND NON-ACCOUNTABLE EXPENSE ALLOWANCE. In accordance with the terms of this section 2(c), simultaneously with payment for and delivery of the Securities as provided in Section 2(a) above, the Company shall at Closing pay AKH via wire transfer (i) a selling commission equal to 10% of the aggregate gross proceeds from the sale of the Securities and (ii) a non-accountable expense allowance equal to 1% of the aggregate gross proceeds from the sales of the Securities.

         (d) ISSUANCE OF WARRANTS TO AKH. In addition to the fees of AKH provided in Section 2(c) hereof, simultaneously with payment for and delivery of the Securities, the Company shall at Closing issue to AKH or its designees, for nominal consideration, five-year Warrants (the AKH Warrants") to acquire up to 1,000,000 shares of Common Stock (assuming the sale of all the Securities being offered) at an exercise price of $0.40 per share on the same terms and conditions as the Warrants. The AKH Warrants shall be in the form of Exhibit A hereto. The Certificates representing the AKH Warrants will be in such denominations and such names as AKH may request prior to the Closing.

         (e) CONSULTING AGREEMENT. On or prior to the Closing, the Company shall enter into a consulting agreement with AKH, which will provide that the Company will pay AKH a monthly fee of $5,000 for the 12 month period following the Closing, for AKH's agreement to provide investment banking and financial advisory services as the Company may from time to time reasonably request, such as advice relating to corporate management, strategic planning, financial planning and relationships with banks, securities firms and financial institutions. The first monthly fee shall be payable at the closing (retroactive to July 1, 1998) and subsequent monthly fees shall be due and payable on the first day of each succeeding month thereafter for the remaining term of the consulting agreement. The consulting agreement shall be cancelable upon 30 days written notice after January 1, 1999.

     3.   COVENANTS OF THE COMPANY

         (a) EXPENSES OF OFFERING. Anything set forth herein to the contrary notwithstanding, the Company shall bear all expenses incurred by it in connection with the Bridge Financing, including, but not limited to, the following: filing fees, registrar and transfer agent fees, its own counsel and accounting fees, and issue and transfer





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August 3, 1998
Page 3


taxes if any, blue sky fees and expenses and costs of supplying sufficient copies of the documents related to the Bridge Financing. As promptly as predictable after the Closing, the Company shall prepare at its own expense, "bound volumes" relating to the Bridge Financing and will distribute volumes to AKH and its legal counsel. AKH shall be responsible for its own expenses incurred in connection with the Bridge Financing.

         (b) DUE DILIGENCE. The Company will cooperate with AKH by making available to AKH's representatives such information as may be appropriate in making a reasonable investigation of the Company and its affairs. Prior to the Closing, the Company will make available such materials relating to the Company, and shall provide AKH or the Lenders with access to such employees, as shall be reasonably requested.

         (c) RESERVATION OF COMMON STOCK. The Company will reserve and keep available that maximum number of its authorized but unissued shares of common stock that are issuable upon exercise of any of the Warrants or the AKH Warrants.

         (d) INFORMATION RIGHTS. The Company shall provide AKH within three (3) business days, of the filing or preparation thereof, with such financial and other statements, including, without limitation, documents sent to the shareholders, management letters and consolidated financial statements as are provided to any other lenders to or security holders of the Company. In the event any current officer, director, employee, consultant or other agent ceases subsequent to the date hereof, to have such relationships with the Company and such cessation has, or is likelyto have, a material effect on the Company, taking as a whole, the Company shall promptly notify AKH of such event, which notification shall comprehensively describe such circumstances, including, without limitation, the plan to attempt to reverse such material adverse effect. The Company shall, on a regular basis, provide to AKH updates of any material litigation and/or governmental proceedings that may have a material adverse effect on the business of the Company. The Company shall promptly provide to AKH notice of any event of default under any agreement or other document with any lender or holder of any security of the Company, or any other event that is reasonably likely to have a material adverse effect on the Company.

     4.   INDEMNIFICATION

         (a) The Company and its successors agree to indemnify and hold harmless AKH and its agents, stockholders, officers, employees, and directors and each person, if any, who controls AKH, as follows.

            (i) against any and all losses liabilities, claims, damages and expenses whatsoever arising out of any untrue statement or alleged untrue statement of a fact set forth in the Subscription Agreement or Loan Documents or th omission or alleged omission of a fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading unless such statement or omissions was made in reliance on and in conformity with written information furnished




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     to the Company by AKH expressly for inclusion in the Subscription Agreement or Loan Documents.

            (ii) against any and all losses, liabilities, claims, damages and expenses whatsoever to th extent of the aggregate amount paid in settlement of any litigation commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission unless such statement was made in reliance on and in reliance on and in conformity with written information furnished to the Company by AKH expressly for inclusion in the Subscription Agreement or Loan Documents; and

            (iii) against any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above unless such statement or omission was made in reliance on and in conformity with written information furnished to the Company by AKH expressly for inclusion in the Subscription Agreement or Loan Documents.

         (b) The Company and its successors agree to indemnify and hold harmless AKH and its agents, stockholders, officers, employees, and cash person, if any, who controls AKH to the same extent as the forgoing indemnity, against any and all losses, liabilities, claims damages and expenses whatsoever arising out of the exercise by any person of any right under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the securities or Blue Sky Laws of any state on account of violations of the representations, warranties or agreements set forth in Sections 1 and 2 hereof.

         (c) If any action is brought against AKH or any of its officers directors, stockholders, employees, agents, advisors, consultants and counsel or any controlling persons of AKH (each an "Indemnified Party" and collectively, "Indemnified Parties"), in respect of which indemnity may be sought against the Company pursuant to Sections 4(a) or 4(b) above, each such Indemnified Party shall promptly notify the Company (the "Indemnifying Party") in writing of the institution of such action (but failure to so notify shall not relieve the Indemnifying Party from any liability it may have under this section 4 unless such failure results in the imposition of a default judgment which cannot be reopened), and the Indemnifying Party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to each such Indemnified Party), and payment of expenses in connection therewith. Each such Indemnified Party shall be at the expense of each such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall have not have promptly employed counsel reasonably satisfactory to each such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other Indemnified Parties which are different from or additional to those available to one or more







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of the Indemnified  Parties and it would be inappropiate for the same counsel to represent both parties due to actual or potential differing interests between them, in any of which events such fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of each Indemnified Party. Anything in this
Section 4(c) to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. The Company agrees to promptly notify AKH of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of Securities.

     5.   MISCELLANEOUS

         (a) SURVIVAL. Any termination of the Bridge Financing without consummation thereof shall be without obligation on the part of any party except that the provisions of Sections 3(a) hereof and the indemnification provisions provided in Section 4 hereof shall survive any termination.

         (b) REPRESENTATIONS, Warranties and Covenants to Survive Delivery. The representations, warranties, indemnities, agreements, covenants and other statements of the Company shall survive execution of this Agreement and delivery of the Securities, except that the representations and warranties shall survive for a period of only 24 months.

         (c) NO OTHER BENEFICIARIES. Except as provided in Section 4, this Agreement is intended for the sole exclusive benefit of the parties hereto and their respective successors and controlling persons and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

         (d) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereby; (i) in any legal proceeding brought in connection with this Agreement or the transactions contemplated hereby, irrevocably submit to the nonexclusive in personsm jurisdiction of (A) any state or Federal court of competent jurisdiction sitting in the State of New York, County of New York or (B) in the event that any third party defendant in any legal proceeding in ehich it seeks to join the other as a third-party defendant, any state or Federal court in which such proceeding has properly been brought and consents to suit therein; and (ii) waive any objection that it may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court.

         (e) NOTICES.  All notices,  requests,  demands and other communications which are  required or may be given  hereunder  shall be in writing and shall be deemed to have been duly given (i) when delivered personally, receipt acknowledged, (ii) five (5) days after being sent by registered or certified mail, return receipt requested postage prepaid, (iii) one (1) day after being sent via overnight courier, receipt acknowledged, (iv) via telecopy, upon written confirmation of receipt thereof. All notices shall be made to the parties at the addresses designated below or at





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Adolf Komorsky Hoffman & Associates, LTD
August 3, 1998
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such other or different  addresses which a party may  subsequently  provide with notice thereof, and to their respective legal counsel, as follows:

                    (i) If to AKH, to:

                        Adolf Komorsky Hoffman & Associates, LTD
                        245 Saw Mill Road
                        Hawthorne, New York 10532
                        Attn: Mark Komorsky, Secetary & Treasurer
                        Telecopy: 914-769-4599

                    -with a copy to-

                        Breslow & Walker, LLP
                        767 Third Avenue
                        New York, New York 10017
                        Attn: Joel M. Walker, Esquire
                        Telecopy: 212-888-4955

                    (ii) If to the Company to:

                        Augment Systems, Inc.
                        2 Robbins Road
                        Westford, MA 01886
                        Attn: Laurence S. Liebson, Chief Executive Officer
                        Telecopy: 978-392-8636

                    -with a copy to-

                        Epstein Becker & Green, P.C.
                        75 State Street
                        Boston, Massachusetts 02109
                        Attn: Gabor Garai, Esquire
                        Telecopy: 617-342-4001

or to such persons or addresses as either party shall furnish to the other party in writing.

         (f) Counterparts. This agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

         (g) Entire Agreement. This agreement constitutes the entire agreement between the parties hereto in pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, documents, negotiations and discussions, whether oral or written, of the parties hereto.



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Adolf Komorsky Hoffman & Associates, LTD
August 3, 1998
Page 7

                  If you find the forgoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.


                                              Very Truly Yours,


                                              By:_______________________________
                                                 Laurence S. Liebson,
                                                 Chief Executive Officer



Agreed:

ADOLF KOMORSKY HOFFMAN & ASSOCIATES, LTD



By:________________________________
   Authorized Officer